Exhibit 99.1

PANDORA STOCKHOLDERS APPROVE TRANSACTION WITH SIRIUS XM

Oakland, Calif. — January 29, 2019 — Pandora Media, Inc. (NYSE: P) (“Pandora”) today announced that at a special meeting held earlier today stockholders of Pandora approved the acquisition of Pandora by Sirius XM Holdings Inc. (NASDAQ: SIRI) (“Sirius XM”).

At the special meeting of Pandora stockholders, holders of approximately 75% of the outstanding voting power of Pandora voting securities were voted, with approximately 97% of the votes cast in favor of the transaction.

The transaction is expected to close shortly, subject to customary closing conditions. Assuming completion of the transaction, shares of Pandora common stock are expected to be delisted from trading on the New York Stock Exchange (“NYSE”). As a result of the transaction, among other things, each share of Pandora common stock will be converted into 1.44 newly issued shares of Sirius XM common stock. Sirius XM common stock will continue to trade under the existing ticker symbol “SIRI” on The Nasdaq Global Select Market.

As of the transaction close, Roger Lynch, Chief Executive Officer of Pandora, will be stepping down from his role and exiting the company. Jim Meyer, Chief Executive Officer of Sirius XM, will lead Pandora and Sirius XM as a combined company. Steve Bene, General Counsel of Pandora; Naveen Chopra, Chief Financial Officer of Pandora; and Kristen Robinson, Chief Human Resources Officer of Pandora, also will be exiting the company following the transaction closing.

About Pandora

Pandora is the world’s most powerful music discovery platform—a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, or anywhere fans want to experience it. Pandora’s team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

www.pandora.com | @pandoramusic | www.pandoraforbrands.com | @PandoraBrands | amp.pandora.com

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Pandora’s and Sirius XM’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: ability to meet the closing conditions to the transaction; delay in closing the transaction; failure to realize the expected benefits from the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; Sirius XM’s or Pandora’s substantial competition, which is likely to increase over time; Sirius XM’s or Pandora’s ability to retain subscribers or increase the number of subscribers is uncertain; Sirius XM’s or Pandora’s ability to profitably attract and retain subscribers; failing to protect the security of the personal information about Sirius XM’s or Pandora’s customers; interference to Sirius XM’s or Pandora’s service from wireless operations; Sirius XM and Pandora engage in substantial marketing efforts and the continued effectiveness of those efforts are an important part of Sirius XM’s and Pandora’s business; consumer protection laws and their enforcement; Sirius XM’s or Pandora’s failure to realize benefits of acquisitions or other strategic initiatives; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; Sirius XM’s dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm Sirius XM’s or Pandora’s business; failure of Sirius XM’s satellites would significantly damage its business; the interruption or failure of Sirius XM’s or Pandora’s information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; Sirius XM’s failure to comply with FCC requirements; modifications to Sirius XM’s or Pandora’s business plan; Sirius XM’s or Pandora’s indebtedness; Sirius XM’s studios, terrestrial repeater networks, satellite uplink facilities or Sirius XM’s or Pandora’s other ground facilities could be damaged by natural catastrophes or terrorist activities; Sirius XM’s principal stockholder has significant influence over its affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of SiriusXM’s common stock; Sirius XM is a “controlled company” within the meaning of the NASDAQ listing rules; impairment of Sirius XM’s or Pandora’s business by third-party intellectual property rights; changes to Sirius XM’s dividend policies which could occur at any time; and risks related to the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures. The information set forth herein speaks only as of the date hereof, and Sirius XM and Pandora disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contact for Pandora:

Investors:

Derrick Nueman

510-842-6960

investor@pandora.com

Media:

John Franklin

646-706-1691

john@sintercompany.com